UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 15, 2018

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 15, 2018, Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) in New York, New York. Of the 137,342,971 shares of common stock outstanding and entitled to vote as of the record date, 130,661,093 shares, or approximately 95.1%, were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders approved (1) the election of all of the nominees as directors to hold office until the 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2018 and (3) executive compensation.

The final results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For		Votes Cast Against
	Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
1. Election of Directors until 2019 Annual Meeting
James S. Tisch	103,171,594	84.78%	18,469,768	15.18%	56,668	8,963,062
Marc Edwards	106,646,270	87.63%	14,984,335	12.31%	67,425	8,963,062
Charles L. Fabrikant	105,177,992	86.43%	16,454,301	13.52%	65,737	8,963,062
Paul G. Gaffney II	119,175,928	97.93%	2,459,583	2.02%	62,519	8,963,062
Edward Grebow	116,122,778	95.42%	4,666,923	3.83%	908,329	8,963,062
Kenneth I. Siegel	104,406,489	85.79%	17,227,890	14.16%	63,651	8,963,062
Clifford M. Sobel	119,720,565	98.38%	1,912,088	1.57%	65,377	8,963,062
Andrew H. Tisch	103,504,914	85.05%	18,134,956	14.90%	58,160	8,963,062
2. Ratification of Deloitte & Touche LLP as Independent Auditors for 2018	127,699,900	97.73%	1,699,425	1.30%	1,261,768	N/A
3. Advisory Approval of Executive Compensation	103,674,544	85.19%	15,180,260	12.47%	2,843,226	8,963,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2018	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary